EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No.1 to the Registration Statement on Form F-1 of Liquid Media Group Ltd. of our report dated March 1, 2021, relating to the consolidated financial statements, appearing in Liquid Media Group Ltd.'s Annual Report on Form 20-F, which is part of this Registration Statement.

We also consent to the reference to us under the heading, "Experts" in the Prospectus.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada

Chartered Professional Accountants

March 17, 2021